UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021 (January 13, 2021)

LUCKWEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Cambridge Park Drive, Suite 301,Cambridge	MA 02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code +1 (617) 430 5222

245 First Street, Suite 1800, Cambridge, MA 02142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2021, Luckwel Pharmaceuticals, Inc. (“ we” or the “Company”) entered into a subscription agreement with Xue Hua Peng for the purchase and sale of an aggregate of 300,000 shares of common stock of the Company, par value $0.01 (the “Shares”), at a price of US$0.40 per Share for total gross proceeds of US$120,000 (the “Offering”). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing and sales and working capital. Details of the sales of the Shares are provided in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of subscription agreement entered into between the Company and Ms. Peng under the subscription agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On January 12, 2021, we completed a private placement offering of 300,000 Shares at a price of US$0.40 per Share for total proceeds of US$120,000 to Xue Hua Peng with the Offering that had not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and that had not been reported on our previously filed periodic reports filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to Rule 903 of Regulation S of the Securities Act.

We completed this Offering of the Shares and pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in “offshore transactions”, as defined in Rule 902(h) of Regulation S. We did not engage in any “directed selling efforts”, as defined in Regulation S, in the United States in connection with the sale of the Shares. The investor represented to us that she was not a U.S. person, as defined in Regulation S, and was not acquiring the Shares for the account or benefit of a U.S. person.

She also represented that she was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The subscription agreement executed between us and her included statements that the Shares had not been registered pursuant to the Securities Act and that the Shares may not be offered or sold in the United States unless the Shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. She agreed by execution of the subscription agreement: (i) to resell the Shares purchased/obtained only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the Shares purchased/obtained unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the Shares purchased/obtained unless in compliance with the Securities Act. All Shares issued were endorsed with a restrictive legend confirming that the Shares had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKWEL PHARMACEUTICALS INC.

Date: January 13, 2021		/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Executive Officer and Chief Financial Officer